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                                                                   EXHIBIT 10.21





                            2003 Stock Incentive Plan
                                  for Employees
               of Honeywell International Inc. and its Affiliates

                            Restricted Unit Agreement


         RESTRICTED UNIT AGREEMENT made in Morris Township, New Jersey, as of the ____ day of ___________ (the "Date of Grant"), between Honeywell International Inc. (the "Company") and _________________ (the "Employee").

1. Grant of Award. The Company has granted you ______ Restricted Units, subject to the provisions of this Agreement. The Company will hold the Restricted Units in a bookkeeping account on your behalf until they become payable or are forfeited or cancelled.

2. Payment Amount. Each Restricted Unit represents one (1) Share of Common Stock. Except as otherwise determined by the Management Development and Compensation Committee (the "Committee"), in its sole discretion, you will be paid a Dividend Equivalent in an amount equal to any cash or stock dividends paid by the Company upon one Share of Common Stock for each Restricted Unit credited to your account.

3. Vesting. Except in the event of your Full Retirement, death, Disability, or a Change in Control, or as otherwise provided in this Agreement, the restrictions on the Restricted Units will lapse incrementally as follows: __________________________ (vesting schedule within seven-year period). Your vested right will be calculated on the relevant anniversary of the Date of Grant or upon your Termination of Employment, other than by reason of your Full Retirement, death, Disability, or a Change in Control if earlier. No partial credit will be given for partial years of employment.

4. Form of Payment. Vested Restricted Units will be redeemed solely for Shares. Dividend Equivalents will always be paid in cash.

5. Deferral of Payment. If you would like to defer payment on the Restricted Units, you may, in the calendar year prior to the date on which the restrictions on the Restricted Units lapse or terminate, make a request to the Committee in writing. You must submit a suggested payment schedule with the request for deferral, and may specify whether payment will continue to be deferred in the event of a Change in Control prior to the scheduled payment date. The Committee may, in its sole discretion, determine whether to permit deferral of payment in the manner requested. If the Committee does not accept your proposed payment schedule, then payment will be made as provided in paragraph 4.

6. Termination of Employment. Any Restricted Units that have not vested as of your Termination of Employment, other than by reason of your Full Retirement, death, Disability, or a Change in



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         Control will immediately be forfeited, and your rights with respect to these Restricted Units will end.

7. Retirement, Death or Disability. If your employment with the Company terminates because of your Full Retirement, death or Disability, any remaining restrictions on Restricted Units will lapse, and payment on the Award will be made as soon as practicable. If you are deceased, the Company will make a payment to your estate only after the Committee has determined that the payee is the duly appointed executor or administrator of your estate.

8. Change in Control. In the event of a Change in Control, any restrictions on Restricted Units that have not lapsed or terminated as of the date of Change in Control will immediately lapse. No later than 90 days after the date of Change in Control, you will receive for the Restricted Units a single payment in cash equal to the product of the number of outstanding Restricted Units as of the date of Change in Control (including any Restricted Units whose restrictions have terminated pursuant to this paragraph 8) and a multiplication factor, as set forth in the Plan. Any Restricted Units on which you elected to defer payment will also be paid in full as soon as practicable after the effective date of the Change in Control, unless you made a contrary election prior to the date of Change in Control. If you elected not to have the Award immediately paid in full, then the Restricted Units will continue to be deferred in accordance with paragraph 5.

9. Withholdings. The Company will have the right, prior to any issuance or delivery of Shares on Restricted Units, to withhold or require from you the amount necessary to satisfy applicable tax requirements, as determined by the Committee.

10. Transfer of Award. You may not transfer any interest in Restricted Units except by will or the laws of descent and distribution. Any other attempt to dispose of your interest in Restricted Units will be null and void.

11.      Forfeiture of Awards.

         (a) By accepting the Award, you expressly agree and acknowledge that the forfeiture provisions of subparagraph (b) will apply if, from the Date of Grant of these Restricted Units until the date that is twenty-four (24) months after your Termination of Employment, for any reason, you enter into an employment or consultation agreement or arrangement (including any arrangement for service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business in which the Company or any Affiliate is engaged if the business is competitive (in the sole judgment of the Committee) with the Company or an Affiliate and the Committee has not approved the arrangement in writing.

         (b) If the Committee determines, in its sole judgment, that you have engaged in an act that violates subparagraph (a) prior to the 24-month anniversary of your Termination of Employment, your outstanding Restricted Units will immediately be rescinded, and you will forfeit any rights you have with respect to these Restricted Units as of the date of the Committee's determination. In addition, you hereby agree and promise immediately to deliver to the Company, Shares equal in value to the amount of any Restricted Units you received payment for during the period beginning six (6) months prior to your Termination of Employment and ending on the date of the Committee's determination.



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12.      Restrictions on Payment of Shares. Payment of Shares for your
         Restricted Units is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares underlying the Restricted Units will be duly listed, upon official notice of redemption, upon the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective. The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel for the Company.

13. Adjustments. In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee may, in its sole discretion, adjust the number and kind of Shares covered by the Restricted Units and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Restricted Units. Any such determinations and adjustments made by the Committee will be binding on all persons.

14. Disposition of Securities. By accepting the Award, you acknowledge that you have read and understand the Company's policy, and are aware of and understand your obligations under applicable securities laws in respect of trading in the Company's securities. The Company will have the right to recover, or receive reimbursement for, any compensation or profit you realize on the disposition of Shares received for Restricted Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

15. Plan Terms Govern. The vesting and redemption of Restricted Units, the disposition of any Shares received for Restricted Units, and the treatment of gain on the disposition of these Shares are subject to the provisions of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into this Agreement. Capitalized terms used in this Agreement have the meaning set forth in the Plan, unless otherwise stated in this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of this Agreement.







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16.      Personal Data.

         (a) By entering into this Agreement, and as a condition of the grant of the Restricted Units, you expressly consent to the collection, use, and transfer of personal data as described in this Section to the full extent permitted by and in full compliance with applicable law.

         (b) You understand that your local employer holds, by means of an automated data file, certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Units or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in your favor, for the purpose of managing and administering the Plan ("Data").

         (c) You further understand that part or all of your Data may be also held by the Company and/or its Subsidiaries and Affiliates, pursuant to a transfer made in the past with your consent, in respect of any previous grant of restricted units or awards, which was made for the same purposes of managing and administering of previous award/incentive plans, or for other purposes.

         (d) You further understand that your local employer will transfer Data to the Company and/or its Subsidiaries and Affiliates among themselves as necessary for the purposes of implementation, administration, and management of the your participation in the Plan, and that the Company and/or its Subsidiaries and Affiliates may transfer data among themselves, and/or each, in turn, further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan ("Data Recipients").

         (e) You understand that the Company and/or its Subsidiaries and Affiliates, as well as the Data Recipients, are or may be located in your country of residence or elsewhere, such as the United States. You authorize the Company and/or its Subsidiaries and Affiliates, as well as Data Recipients, to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf, to a broker or third party with whom the Shares may be deposited.

         (f) You understand that you may show your opposition to the processing and transfer of your Data, and, may at any time, review the Data, request that any necessary amendments be made to it, or withdraw your consent herein in writing by contacting the Company. You further understand that withdrawing consent may affect your ability to participate in the Plan.

17. Discretionary Nature and Acceptance of Award. By accepting this Award, you agree to be bound by the terms of this Agreement and acknowledge that:



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         (a) The Company (and not your local employer) is granting your
             Restricted Units. Furthermore, this Agreement is not derived from any preexisting labor relationship between you and the Company, but rather from a mercantile relationship.

         (b) The Company may administer the Plan from outside your country of residence and that United States law will govern all Restricted Units granted under the Plan.

         (c) That benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

         (d) The benefits and rights provided under the Plan are not to be considered part of your salary or compensation under your employment with your local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. You waive any and all rights to compensation or damages as a result of the termination of employment with your local employer for any reason whatsoever insofar as those rights result, or may result, from the loss or diminution in value of such rights under the Plan or your ceasing to have any rights under, or ceasing to be entitled to any rights under, the Plan as a result of such termination.

         (e) The grant of Restricted Units hereunder, and any future grant of Restricted Units under the Plan, is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the Restricted Units nor any future grant of any Restricted Units by the Company shall be deemed to create any obligation to grant any further Restricted Units, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time and/or on an annual basis, to amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect your rights hereunder.

         (f) The Plan shall not be deemed to constitute, and shall not be construed by you to constitute, part of the terms and conditions of employment. The Company shall not incur any liability of any kind to you as a result of any change or amendment, or any cancellation, of the Plan at any time.

         (g) Participation in the Plan shall not be deemed to constitute, and shall not be deemed by you to constitute, an employment or labor relationship of any kind with the Company.

18. Limitations. Nothing in this Agreement or the Plan gives you any right to continue in the employ of the Company or any of its Affiliates or to interfere in any way with the right of the Company or any Affiliate to terminate your employment at any time. Payment of your Restricted Units is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf. You have no rights as a shareowner of the Company pursuant to the Restricted Units until Shares are actually delivered to you.

19. Incorporation of Other Agreements. This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Restricted Units. This Agreement supersedes any prior agreements, commitments or negotiations concerning the Restricted Units.



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20.      Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the facsimile signature of its Chairman of the Board and Chief Executive Officer as of the day and year first above written. By consenting to this Agreement, you agree to the following: (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Agreement and the Plan; and
(ii) you understand and agree that this Agreement and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Restricted Units are replaced and superseded. You will be deemed to consent to the application of the terms and conditions set forth in this Agreement and the Plan unless you contact Honeywell International Inc., Executive Compensation/AB-1D, 101 Columbia Road, Morristown, NJ 07962 in writing within thirty (30) days of the date of this Agreement.


                                    Honeywell International Inc.



                                    By: David M. Cote
                                        Chairman of the Board and
                                        Chief Executive Officer




                                    -------------------------------------------

                                    Participant's Signature           Date







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